EXHIBIT 3.1

                             Chapman and Cutler LLP
                             111 West Monroe Street
                             Chicago, Illinois 60603

                                October 26, 2011



Guggenheim Funds Distributors, Inc.
2455 Corporate West Drive
Lisle, Illinois  60532


                  Re: Guggenheim Defined Portfolios, Series 831
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Ladies and Gentlemen:

         We have served as counsel to Guggenheim Defined Portfolios, Series 831 (hereinafter referred to as the "Fund"), in connection with the issuance, under the Reference Trust Agreement dated the date hereof between Guggenheim Funds Distributors, Inc., as Depositor, and The Bank of New York Mellon, as Trustee, of Units of fractional undivided interest in the one or more Trusts of said Fund (hereinafter referred to as the "Units").

         In connection therewith, we have examined such pertinent records and documents and matters of law as we have deemed necessary in order to enable us to express the opinions hereinafter set forth.

         Based upon the foregoing, we are of the opinion that:

         1. The execution and delivery of the Reference Trust Agreement and the establishment of book entry positions evidencing the Units in the Trust(s) of the Fund have been duly authorized; and

         2. The book entry positions evidencing the Units in the Trust(s) of the Fund when duly established in accordance with the aforementioned Reference Trust Agreement, will constitute valid and binding obligations of such Trust(s) and the Depositor in accordance with the terms thereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-176474) relating to the Units referred to above and to the use of our name and to the reference to our firm in said Registration Statement and in the related Prospectus.

                                                         Respectfully submitted,

                                                      /s/ Chapman and Cutler LLP
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                                                          CHAPMAN AND CUTLER LLP